Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on November 25, 2009

No. 333-153207

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GREAT LAKES DREDGE & DOCK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5336063 (I.R.S. Employer Identification No.)
2122 York Road Oak Brook, IL (630) 574-3000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Deborah A. Wensel
Senior Vice President and Chief Financial Officer
2122 York Road
Oak Brook, IL
(630) 574-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ross D. Emmerman, Esq.
Neal, Gerber & Eisenberg LLP
2 North LaSalle Street
Chicago, IL 60602
(312) 269-8000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $.0001 per share	18,695,334	$7.36	$137,597,658	$5,408

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the NASDAQ Global Market on August 20, 2008, the date the Registration Statement was filed with the Securities and Exchange Commission.

(2)
Previously paid.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        On August 26, 2008, Great Lakes Dredge & Dock Corporation (the "Registrant") filed a registration statement with the Securities and Exchange Commission on Form S-3 (Registration No. 333-153207, the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on September 12, 2008, to register the resale of up to 18,695,334 shares of its common stock held by the selling stockholders identified in the prospectus. This Post-Effective Amendment No. 1 to Form S-3 is being filed by the Registrant to update the prospectus and to revise the table of "Selling Stockholders" contained therein to name additional selling stockholders who were previously identified in the footnotes to such table. Of the 18,695,334 shares of common stock subject to the Registration Statement, a total of 14,354,140 were sold in August 2009; accordingly, 4,341,194 shares remain unsold as of the date of this Post-Effective Amendment. All filing fees payable in connection with the registration of the common shares covered by the Registration Statement were paid by the Registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2009

PROSPECTUS

4,341,194 Shares

GREAT LAKES DREDGE & DOCK CORPORATION

Common Stock

        The selling stockholders, including members of our management, named herein may offer and sell from time to time up to 4,341,194 shares of our common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of their shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled "Plan of Distribution" beginning on page 7.

        Our common stock is traded on the NASDAQ Global Market under the symbol "GLDD." On November 24, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $6.18 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

OUR COMPANY

Overview

        We are the largest provider of dredging services in the United States. Dredging generally involves the enhancement or preservation of navigability of waterways or the protection of shorelines through the removal or replenishment of soil, sand or rock. The U.S. dredging market consists of three primary types of work: capital, beach nourishment and maintenance. Our "bid market" is defined as the aggregate dollar value of domestic projects on which we bid or could have bid if not for capacity constraints. Our fleet of 26 dredges, 22 material transportation barges, two drillboats, and numerous other specialized support vessels is the largest and most diverse fleet of any U.S. dredging company. Across the three sectors of the dredging industry, we achieved the leading U.S. market share of projects awarded within our bid market, averaging 42% over the last three years. The mobility of our fleet enables us to move equipment in response to changes in demand for dredging services to take advantage of the most attractive utilization opportunities. We estimate the replacement cost of our fleet to be in excess of $1.5 billion in the current market. We operate in two reportable segments: dredging and demolition.

Domestic Dredging Operations

        Over our 119-year history, we have grown to be a leader in capital, beach nourishment and maintenance dredging in the U.S.

        Domestic Capital.    Capital dredging projects consist primarily of port expansion projects, which involve the deepening of channels to allow access by larger, deeper draft ships and the provision of land fill used to expand port facilities. In addition to port work, capital projects also include land reclamations, trench digging for pipelines, tunnels and cables, and other dredging related to the construction of breakwaters, jetties, canals and other marine structures. Although capital work can be impacted by budgetary constraints and economic conditions, these projects typically generate an immediate economic benefit to the ports and surrounding communities.

        Maintenance.    Maintenance dredging consists of the re-dredging of previously deepened waterways and harbors to remove silt, sand and other accumulated sediments. Due to natural sedimentation, most channels generally require maintenance dredging every one to three years, thus creating a recurring source of dredging work that is typically non-deferrable if optimal navigability is to be maintained. In addition, severe weather such as hurricanes and flooding can also cause the accumulation of sediments and drive the need for maintenance dredging.

        Beach Nourishment.    Beach nourishment projects generally involve moving sand from the ocean floor to shoreline locations when erosion threatens shoreline assets. Beach erosion is a continuous problem that has intensified with the rise in coastal development and has become an important issue for state and local governments concerned with protecting beachfront tourism and real estate. Beach nourishment is often viewed as a better response to erosion than trapping sand through the use of sea walls and jetties, or relocating buildings and other assets away from the shoreline. Generally, beach nourishment projects take place during the fall and winter months to minimize interference with bird and marine life migration and breeding patterns and coastal recreation activities.

Foreign Dredging Operations

        Foreign capital projects typically relate to land reclamations, channel deepening and port infrastructure development. We target foreign opportunities that are well suited to our equipment and where we face reduced competition from our European competitors. Maintaining a presence in foreign markets has enabled us to diversify our customer base. Over the last ten years, we have performed dredging work in the Middle East, Africa, India, the Caribbean and Central America. Most recently, we have focused our efforts on opportunities in the Middle East.

Demolition Operations

        We also provide demolition services through our majority owned subsidiary, NASDI, LLC, which is headquartered in Boston, Massachusetts. NASDI, whose corporate predecessor was founded in 1976, is a major U.S. provider of commercial and industrial demolition services. The majority of NASDI's work is performed in the New England area. NASDI's core business is exterior and interior demolition. Exterior demolition involves the complete dismantling and demolition of structures and foundations. Interior demolition involves removing specific structures within a building. Other business activities include site development and since the acquisition of Yankee Environmental Services LLC, the removal of asbestos and other hazardous materials. Yankee does not take possession of hazardous materials, which remain the property of the site owner. In January 2009, we acquired a majority interest in Yankee Environmental Services LLC, and entered into the business of asbestos and other hazardous material removal. NASDI typically performs numerous small projects (each generating revenue of $0.1 million to $1.0 million) but NASDI is one of a few providers in New England with the required licenses, operating expertise, equipment fleet and access to bonding to execute larger, complex industrial demolition projects.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, cash flows, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment. For more information see "Where You Can Find More Information" on page 9 of this prospectus.

FORWARD LOOKING STATEMENTS

        Certain statements in this prospectus may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements and/or of our subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us and our business, include, but are not limited to, risks and uncertainties that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, in our quarterly reports on Form 10-Q and in our other securities filings with the SEC.

        Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus are made only as of the date hereof and we do not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

 SELLING STOCKHOLDERS

        Beneficial Ownership:    The following table sets forth, as of November 24, 2009, certain information regarding the ownership of our common stock by the selling stockholders, including members of our management, the number of shares being registered hereby and information with respect to shares to be beneficially owned by each selling stockholder after completion of this offering. The percentages in the following table reflect the shares beneficially owned by each selling stockholder as a percentage of the total number of shares of our common stock outstanding as of November 24, 2009.

	Shares Beneficially Owned Prior to This Offering(1)			Shares Beneficially Owned After This Offering(3)
			Shares Being Sold in This Offering(2)
Name	Number	Percent		Number	Percent
Douglas B. Mackie(4)(5)	335,320	*	410,922	12,000	*
Richard M. Lowry(4)(12)	438,260	*	491,653	—	*
Deborah A. Wensel(4)(13)	99,967	*	134,457	—	*
David E. Simonelli(4)(14)	68,155	*	10,000	58,155	*
Kyle Johnson(4)(15)	46,773	*	10,000	36,773	*
Thomas S. Souleles(6)	—	*	—	—	*
Nathan Leight(7)	1,791,274	3.1%	1,365,363	58,661	*
Jason Weiss(8)	929,055	1.6%	907,294	21,761	*
Jonathan Berger(9)	34,674	*	23,013	11,661	*
Peter Deutsch(10)	36,974	*	24,413	12,561	*
Bruce J. Biemeck(11)	16,774	*	—	16,774	*
Bradley T. Hansen(4)(16)	44,777	*	9,500	35,277	*
William H. Hanson(4)(17)	22,859	*	20,000	2,859	*
John F. Karas(4)(18)	34,584	*	14,042	20,542	*
Steven F. O'Hara(4)(19)	16,240	*	79,579	—	*
William F. Pagendarm(4)(20)	41,813	*	12,000	29,813	*
All directors and executive officers as a group	3,973,915	6.9%	3,512,236	316,837	*
Other selling shareholders:
Steven R. Auernhamer(4)(21)	13,934	*	18,319	—	*
David C. Cizek(4)(21)	12,912	*	10,000	2,912	*
Arthur Fletcher(22)	—	*	10,029	—	*
Stewart Gross(23)	23,500	*	23,500	—	*
Katherine Hayes(4)(21)	2,413	*	11,964	—	*
Patrick Hughes(4)(21)	13,607	*	16,586	—	*
Elizabeth Barkin Leight, as trustee(24)	367,250	*	367,250	—	*
Donald Luce(4)(21)	2,982	*	6,000	—	*
Robert F. Mackay(4)(21)	10,042	*	14,979	—	*
Christopher T. Mackie(25)	14,409	*	14,409	—	*
Kathleen Mackie LaVoy(21)(25)	15,571	*	17,563	—	*
Natalie A. Mackie(25)	15,909	*	15,909	—	*
Madeline C. Mackie(25)	22,770	*	22,770	—	*
Philip D. Mackie(25)	21,420	*	22,270	—	*
Robert Ramsdell(4)	13,984	*	9,291	4,693	*
Murray Sprung, as trustee(26)	248,119	*	248,119	—	*

(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of November 24, 2009 are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)
Includes all shares of common stock requested to be registered that are owned, all shares of common stock which are requested to be registered which are issuable upon vesting of restricted stock units (which will vest within the next three years), and all shares of common stock requested to be registered that are issuable upon exercise of stock options (which will be exercisable within the next three years).

(3)
Assumes that each selling stockholder (i) disposes of all of the shares of common stock requested to be included in this prospectus (including, within the next three years, any shares of common stock which are issuable upon vesting of restricted stock units and any shares of common stock which are issuable upon exercise of stock options) covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus. Shares that are shown to be beneficially owned after the offering represent shares that the selling shareholder did not elect to include in this prospectus.

(4)
The address for each of Messrs. Mackie, Lowry, Simonelli, Johnson, Hansen, Hanson, Karas, O'Hara, Pagendarm, Auernhamer, Cizek, Hughes, Luce, Mackay and Ramsdell and Mses. Wensel and Hayes is c/o Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523.

(5)
Includes for purposes of beneficial ownership 12,000 shares of common stock held by the wife of Mr. Mackie. Mr. Mackie has been President, Chief Executive Officer and a director of the Company since 1995.

(6)
Mr. Souleles has served as a member of our Board since the acquisition of Great Lakes by MDP in December 2003, and has remained a director since the Aldabra Merger. The address for Mr. Souleles is c/o Madison Dearborn Partners, LLC, 70 W. Madison Street, Suite 4600, Chicago, Illinois 60602.

(7)
Includes for purposes of beneficial ownership (i) 367,250 shares of common stock held by the Leight Family 1998 Irrevocable Trust, a trust established for the benefit of Mr. Leight's family of which his wife is the trustee, (ii) 43,000 shares of common stock held by the wife of Mr. Leight, and (iii) 4,000 shares of common stock held by various family trusts. The business address for Mr. Leight is c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022. The 367,250 shares of common stock held in the Leight Family 1998 Irrevocable Trust are not included in Mr. Leight's total number of shares being registered in this offering as such shares are included as being sold by Elizabeth Barkin Leight as trustee elsewhere in the table above. Mr. Leight is currently a director and has served as a member of our Board since the Aldabra Merger. He was Aldabra's Chairman of the Board of Directors from its inception in 2004 until completion of the Aldabra Merger.

(8)
Includes for purposes of beneficial ownership (i) 914,681 shares of common stock held by the Jason G. Weiss Revocable Trust dated August 2, 2000 and (ii) 100 shares of common stock held by the wife of Mr. Weiss. The business address for Mr. Weiss is c/o Terrapin Palisades Ventures LLC, 1001 Rivas Canyon Road, Pacific Palisades, California 90272. This amount excludes 248,119 shares of common stock held by the Weiss Family Trust dated August 7, 2000 of which Mr. Weiss does not have beneficial ownership. Mr. Weiss is currently a director and has served as a member of our Board since the Aldabra Merger. He was Aldabra's Chief Executive Officer, Secretary and a member of Aldabra's Board of Directors from Aldabra's inception in 2004 until the completion of the Aldabra Merger.

(9)
The business address for Mr. Berger is c/o Tellurian Partners, LLC, 1170 Peachtree Street NE, Atlanta, Georgia 30309. Mr. Berger is currently a director and has served as a member of our Board since the Aldabra Merger.

(10)
The business address for Mr. Deutsch is P.O. Box 817689, Hollywood, Florida 33081. Mr. Deutsch is currently a director and has served as a member of our Board since the Aldabra Merger. He was a member of Aldabra's Board of Directors from its inception in 2004 until the completion of the Aldabra Merger.

(11)
The address for Mr. Biemeck is 39851 N. Old Stage Road, Cave Creek, AZ 85331. Mr. Biemeck is currently a director and has served as a member of our Board since the Aldabra Merger. From 1994 to April 1999, Mr. Biemeck was Senior Vice President, Chief Financial Officer and Treasurer of Great Lakes.

(12)
Mr. Lowry has been the Executive Vice President and Chief Operating Officer of the Company since 1995.

(13)
Ms. Wensel has been the Chief Financial Officer and Treasurer of the Company since April 1999 and was named Senior Vice President in 2002.

(14)
Mr. Simonelli has been a Vice President of the Company since 2002 and was named Special Projects Manager in 1996.

(15)
Mr. Johnson has been Chief Contract Manager of the Company since 2006 and was named a Vice President in 2002.

(16)
Mr. Hansen has been a Vice President and Division Manager of the Company since 1995.

(17)
Mr. Hanson has been a Vice President of the Company since 2006 and joined the Company in 1988 as an Area Engineer in its Staten Island Division Office.

(18)
Mr. Karas has been Vice President and Chief Estimator since 1992.

(19)
Mr. O'Hara has been a Division Manager of the Company since 1987 and was named a Vice President in 1988.

(20)
Mr. Pagendarm has been a Vice President and Division Manager of the Company since 1985.

(21)
The individual is currently an employee of Great Lakes Dredge and Dock Corporation or one of its subsidiaries or affiliates.

(22)
Mr. Fletcher was an employee of Great Lakes Dredge and Dock Corporation or one of its subsidiaries until August 1, 2007.

(23)
Mr. Gross was a member of Aldabra's Board of Directors until the completion of the Aldabra Merger.

(24)
Shares held by Elizabeth Barkin Leight as trustee of the Leight Family 1998 Irrevocable Trust.

(25)
A son or daughter, as applicable, of Douglas B. Mackie, our President and Chief Executive Officer and a director of the Company.

(26)
Shares held by Murray Sprung as trustee of the Weiss Family Trust dated August 7, 2000.

  Material Relationships:

        Investor Rights Agreement.    In connection with the merger of our predecessor GLDD Acquisitions Corp. into a subsidiary of Aldabra Acquisition Corporation ("Aldabra") on December 26, 2006 (the "Aldabra Merger"), Aldabra, Great Lakes, and certain other investors entered into an investor rights agreement. The investor rights agreement provides for certain registration rights with respect to shares of common stock held by former Aldabra stockholders who are party to the investor rights agreements (the "Aldabra Registrable Securities") and other Great Lakes stockholders who are party to the investor rights agreement (the "Other Registrable Securities"). Holders of at least a majority of Aldabra Registrable Securities since February 17, 2008 have had the right to demand registration under the Securities Act of all or any portion of their registrable securities subject to certain amount and time limitations. Holders of the Aldabra Registrable Securities may only demand one long-form registration and one short-form registration. Additionally, whenever we propose to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of registrable securities, holders of Aldabra Registrable Securities or Other Registrable Securities will have the right to request the inclusion of their registrable securities in such registration.

USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We are registering 4,341,194 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, "selling stockholders" includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the NASDAQ Global Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ Global Market or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the investor rights agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the investor rights agreement, we have also agreed to pay certain costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholder;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Neal, Gerber & Eisenberg LLP, Chicago, Illinois.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K filed on August 10, 2009, and the effectiveness of Great Lakes Dredge & Dock Corporation and subsidiaries' internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Amboy Aggregates (Joint Venture) and Subsidiary as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 appearing in our Form 10-K for the year ended December 31, 2008 have been audited by J.H. Cohn LLP, an independent public accounting firm, and are incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The following documents, which have been filed with the SEC by us, are incorporated by reference in this prospectus (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

        (1)   our Annual Report on Form 10-K for the year ended December 31, 2008;

        (2)   our Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

        (3)   our Current Reports on Form 8-K filed on February 5, 2009, February 19, 2009, March 11, 2009, April 29, 2009, May 18, 2009, June 1, 2009, August 10, 2009, August 14, 2009, September 1, 2009, September 2, 2009, October 5, 2009 and October 9, 2009;

        (4)   our proxy statement for the 2009 annual meeting of stockholders filed on April 6, 2009; and

        (5)   the description of our Common Stock, par value $.0001 per share, as contained in our registration statement on Form S-1 filed on June 19, 2007 including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may read and copy any reports, proxy statements or other materials and information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials also can be obtained at the SEC's website, www.sec.gov, free of charge, or by mail from the Public Reference Room of the SEC, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public, free of charge, on our corporate website, www.gldd.com as soon as reasonably practicable after we electronically file such material with, or furnishes it to, the SEC.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:

Great Lakes Dredge & Dock Corporation
2122 York Road
Oak Brook, IL
Attn: Assistant General Counsel
Telephone: (630) 574-3000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses, to be paid solely by Great Lakes Dredge & Dock Corporation (the "Company"), of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$5,408
Printing expenses	2,500
Accounting fees and expenses	15,000
Legal fees and expenses	80,000
Miscellaneous expenses	10,000

Total(1)	$112,908

(1)
Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Certificate of Incorporation

        Article Eight of the Company's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director of the Company is liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders.

Bylaws

        Article V of the Second Amended and Restated Bylaws of the Company (effective as of November 6, 2007) (the "Bylaws") provides, among other things, that each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, is or was a director or officer, of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended against all expense, liability and loss including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding; provided, however, that, subject to certain exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company. The Company may, by action of its board of directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of officers and directors. The right to indemnification conferred in Article V is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

        Article V of the Bylaws also provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Article V.

Insurance

        Our directors and officers are covered under directors' and officers' liability insurance policies maintained by us.

Item 16.    Exhibits.

        Reference is made to the attached Exhibit Index.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (7)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (8)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook, State of Illinois on the 25th of November, 2009.

GREAT LAKES DREDGE & DOCK CORPORATION
By:	/s/ DOUGLAS B. MACKIE Douglas B. Mackie President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures		Capacity	Date

/s/ DOUGLAS B. MACKIE Douglas B. Mackie		President, Chief Executive Officer and Director	November 25, 2009
/s/ DEBORAH A. WENSEL Deborah A. Wensel		Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 25, 2009
* Peter R. Deutsch		Director	November 25, 2009
* Nathan D. Leight		Director	November 25, 2009
* Jonathan W. Berger		Director	November 25, 2009
* Bruce J. Biemeck		Director	November 25, 2009
* Thomas S. Souleles		Director	November 25, 2009
* Jason G. Weiss		Director	November 25, 2009
*By:	/s/ DOUGLAS B. MACKIE Douglas B. Mackie Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
2.1
Amended and Restated Agreement and Plan of Merger dated as of December 22, 2003, among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corporation, GLDD Merger Sub, Inc. and Vectura Holding Company LLC (incorporated by reference to Great Lakes Dredge & Dock Corporation's Form 8-K filed with the Commission on January 6, 2004).
2.2
Agreement and Plan of Merger by and among GLDD Acquisitions Corp., Aldabra Acquisition Corporation, Aldabra Merger Sub, L.L.C. and certain shareholders of Aldabra Acquisition Corporation, dated as of June 20, 2006 (incorporated by reference to Great Lakes Dredge & Dock Corporation's Form 8-K filed with the Commission on June 22, 2006).
2.3
Agreement and Plan of Merger, dated as of August 21, 2006, among Great Lakes Dredge & Dock Holdings Corporation, Aldabra Acquisition Corporation, and GLH Merger Sub, L.L.C. (incorporated by reference to Great Lakes Dredge & Dock Holding Corporation's Registration Statement on Form S-4 filed with the Commission on August 24, 2006).
4.1
Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Holdings Corporation, effective December 26, 2006 (now renamed Great Lakes Dredge & Dock Corporation) (incorporated by reference to Great Lakes Dredge & Dock Corporation's Form 8-A filed with the Commission on December 26, 2006).
4.2
Second Amended and Restated Bylaws of Great Lakes Dredge & Dock Corporation, effective as of November 6, 2007 (incorporated by reference to Great Lakes Dredge & Dock Corporation's Form 8-K filed with the Commission on November 13, 2007).
4.3
Specimen Common Stock Certificate for Great Lakes Dredge & Dock Corporation (incorporated by reference to Great Lakes Dredge & Dock Corporation's Form 10-K filed with the Commission on March 22, 2007).
5.1	Opinion of Neal, Gerber & Eisenberg LLP.**
10.1
Form of Investor Rights Agreement among Aldabra Acquisition Corporation, Great Lakes Dredge & Dock Holdings Corp., Madison Dearborn Capital Partners IV, L.P., certain stockholders of Aldabra Acquisition Corporation and certain stockholders of GLDD Acquisitions Corp. (incorporated by reference to Great Lakes Dredge & Dock Holding Corp.'s Registration Statement on Form S-4 (Commission file no. 333-136861-01) filed with the Commission on August 24, 2006).
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of J.H. Cohn LLP.
23.3	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney (included in Part II to the Registration Statement).**

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

**
Previously filed.